Exhibit 3

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of IDM Pharma, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 28, 2009
JADE SUBSIDIARY CORPORATION

/s/ Laurie B. Keating
Laurie B. Keating
President

Dated: May 28, 2009
TAKEDA AMERICA HOLDINGS, INC.

/s/ Iwaaki Taniguchi
Iwaaki Taniguchi
President

Dated: May 28, 2009
TAKEDA PHARMACEUTICAL COMPANY LIMITED

/s/ Yasuchika Hasegawa
Yasuchika Hasegawa
President